As filed with the Securities and Exchange Commission on August 1, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AQUA AMERICA, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1702594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

762 W. Lancaster Avenue

Bryn Mawr, PA 19010-3489

(610) 527-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher P. Luning

Aqua America, Inc.

Senior Vice President, General Counsel and Corporate Secretary

762 W. Lancaster Avenue

Bryn Mawr, PA 19010-3489

(610) 527-8000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy of all communications to:

Mary J. Mullany

Ballard Spahr LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103-7599

(215) 665-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $0.50 per share	6,000,000 shares	$23.98	$143,880,000	$18,531.74

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends, or similar transactions.
(2)	Pursuant to Rule 457(c) under the Securities Act of 1933, the offering price is computed on the basis of the average of the high and low prices of the Common Stock of Aqua America, Inc., as reported on the New York Stock Exchange on July 31, 2014.

PROSPECTUS

Aqua America, Inc.

Dividend Reinvestment and Direct Stock Purchase Plan

6,000,000

Shares of Common Stock

•	The Plan gives you a convenient, systematic way to purchase or invest in our common stock.

•	You can increase your ownership by reinvesting dividends at a discount of between 0% and 5.0%, as designated from time to time in our sole discretion, and by making optional cash investments with brokerage fees and commissions paid by us.

•	You do not need to be one of our existing shareholders to participate in the Plan.

•	You can own and transfer shares without holding certificates.

•	You can purchase shares through an IRA with a portion of the annual maintenance fee paid by us.

IMPORTANT NOTE: Sales of shares through the Plan are subject to fees and commission charges for which you will be responsible. Please see the “Costs” section of this prospectus for further details regarding these fees and commission charges.

Our common stock is listed on the New York Stock Exchange under the symbol “WTR.” Our principal executive office is located at 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010-3489 and our telephone number is 610-527-8000.

Investing in our common stock involves risk. See “Risk Factors” on page 2 for certain risks to consider before participating in the Plan or purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 1, 2014.

As used in this prospectus, the words “we,” “us,” “our,” and “Aqua America” refer to Aqua America, Inc. and its subsidiaries unless otherwise indicated or the context otherwise requires.

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PLAN OVERVIEW

The Aqua America, Inc. Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) provides you with a convenient and economical way to purchase shares of our common stock and to reinvest your cash dividends in additional shares. The Plan has various features and you can select those features that meet your investment needs.

The Plan is designed for long-term investors who wish to invest and build their share ownership over time. Unlike an individual stock brokerage account, the timing of purchases and sales is subject to the provisions of the Plan.

Please read this prospectus and the documents incorporated by reference herein carefully. If you are a shareholder of record of at least 5 shares of Aqua America common stock and wish to participate in the Plan, please sign and execute a Dividend Reinvestment and Direct Stock Purchase Plan Enrollment Form (the “Enrollment Form”). If your shares of Aqua America common stock are registered in a nominee name (such as in the name of a bank, broker or other nominee), please see the “Participation and Enrollment” section below for instructions on how to have such shares participate in the Plan. Investors wishing to make an initial investment of not less than $500 should complete the Dividend Reinvestment and Direct Stock Purchase Plan Initial Enrollment Form (the “Initial Enrollment Form”). When completed, the form should be mailed to Computershare Trust Company, N.A. (the “Administrator”). Employees of Aqua America who wish to pay for their investment by having a portion of their compensation withheld and applied to the investment should complete the Employee Enrollment Form provided by the Company.

You can also enroll in the Plan and access your Plan account through the Internet at the Administrator’s web site, www.computershare.com/investor , at any time. In addition, you can authorize one-time initial and subsequent optional cash investments or establish recurring automatic withdrawals from your U.S. bank account.

RISK FACTORS

Investing in our common stock involves risks. Please see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission (the “SEC”), which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, or incorporated by reference into this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are made based upon, among other things, our current assumptions, expectations and beliefs concerning future developments and their potential effect on us. These forward-looking statements involve risks, uncertainties and other factors, many of which are outside our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In some cases you can identify forward-looking statements where statements are preceded by, followed by, or include the words “in the future,” “believes,” “expects,” “anticipates,” “plans” or similar expressions, or the negative thereof. Forward-looking statements in this prospectus, or incorporated by reference into this prospectus, include, but are not limited to, statements regarding:

•	the availability of Internet access to the Administrator’s web site;

•	projected capital expenditures and related funding requirements;

•	dividend payment projections;

•	recovery of capital expenditures and expense in rates;

•	the availability and cost of capital financing;

•	dividend payment projections;

•	opportunities for future acquisitions, the success of pending acquisitions and the impact of future acquisitions;

•	the capacity of our water supplies, water facilities and wastewater facilities;

•	general economic conditions;

•	acquisition-related costs and synergies;

•	the impact of geographic diversity on our exposure to unusual weather;

•	the impact of conservation awareness of customers and more efficient plumbing fixtures and appliances on water usage per customer;

•	developments, trends and consolidation in the water and wastewater utility industries;

•	our capability to pursue timely rate increase requests;

•	our authority to carry on our business without unduly burdensome restrictions;

•	our ability to obtain fair market value for condemned assets;

•	the impact of fines and penalties;

•	the impact of changes in and compliance with governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

•	the impact of decisions of governmental and regulatory bodies, including decisions to raise or lower rates;

•	the development of new services and technologies by us or our competitors; the availability of qualified personnel;

•	the condition of our assets;

•	the impact of legal proceedings;

•	the sale of water and wastewater divisions;

•	the impact of federal and/or state tax policies and the regulatory treatment of the effects of those policies;

•	the amount of repair tax deductions and the Internal Revenue Service’s ultimate acceptance of the deduction methodology; and

•	the forward-looking statements contained under the heading “Forward-Looking Statements” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and contained within such section, from the portion of our 2013 Annual Report to Shareholders incorporated by reference herein and made a part hereof.

Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to:

•	changes in general economic, business, credit and financial market conditions;

•	changes in governmental laws, regulations and policies, including those dealing with taxation, the environment, health and water quality, and public utility regulation;

•	the determination of what qualifies for a repair expense tax deduction;

•	the decisions of governmental and regulatory bodies, including decisions on rate increase requests;

•	our ability to file rate cases on a timely basis to minimize regulatory lag;

•	changes in environmental conditions, including the effects of climate change;

•	abnormal weather conditions, including those that result in water use restrictions;

•	changes in, or unanticipated, capital requirements;

•	changes in our credit rating or the market price of our common stock;

•	our ability to integrate businesses, technologies or services which we may acquire;

•	our ability to manage the expansion of our business;

•	our ability to treat and supply water or collect and treat wastewater;

•	the extent to which we are able to develop and market new and improved services;

•	the effect of the loss of major customers;

•	our ability to retain the services of key personnel and to hire qualified personnel as we expand;

•	labor disputes;

•	increasing difficulties in obtaining insurance and increased cost of insurance;

•	cost overruns relating to improvements to, or the expansion of, our operations;

•	increases in the costs of goods and services;

•	civil disturbance or terroristic threats or acts;

•	the continuous and reliable operation of our information technology systems, including the impact of cyber security attacks or other events;

•	changes in accounting pronouncements; and

•	litigation and claims.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. As you read this prospectus and the documents that we incorporate by reference into this prospectus, you should pay particular attention to the “Risk Factors” included in our most recent Annual Report on Form 10-K and in any filing we make with the SEC after the date of such Annual Report on Form 10-K that is incorporated by reference into this prospectus.

A SUMMARY OF IMPORTANT PLAN FEATURES

•	Participation. You may participate in the Plan if you own at least 5 shares of Aqua America common stock that are registered in your name. You may also participate by making an initial minimum investment of at least $500 through automatic withdrawal from your U.S. bank account, by check or by a one-time online bank debit through the Administrator’s web site, www.computershare.com/investor. Employees of Aqua America who wish to pay for their investment by having a portion of their compensation withheld and applied to the investment should complete the Employee Enrollment Form provided by the Company. All U.S. citizens are eligible to join the Plan, whether or not they are currently shareholders. Foreign citizens are eligible to participate as long as their participation would not violate any laws in their home countries or other non-U.S. laws. If your shares of Aqua America common stock are registered in a nominee name (such as in the name of a bank, broker or other nominee), please see the “Participation and Enrollment” section below for instructions on how to have such shares participate in the Plan.

•	Automatic Dividend Reinvestment. You can reinvest all or a portion of the cash dividends received on your first 100,000 shares toward the purchase of additional shares of our common stock, without paying trading fees or commissions. For purposes of the Plan, the term “full dividend reinvestment” means the reinvestment of dividends on all shares held by you in your name under the Plan up to a maximum of 100,000 shares.

•	Electronic Deposit of Cash Dividends. You can authorize the Administrator to deposit your cash dividends directly into your U.S. bank account.

•	Optional Cash Investments. As a shareholder, you can buy additional shares of our common stock at any time for as little as $50. The maximum optional cash investment you may make in any calendar year is $250,000. You can pay by check or by a one-time online bank debit through the Administrator’s web site, www.computershare.com/investor, or have your payment automatically withdrawn from your U.S. bank account. Employees of Aqua America who wish to make optional cash investments should complete the Employee Enrollment Form provided by the Company.

•	IRAs. You may establish a traditional IRA, a Roth IRA or a Coverdell Education Savings Account, which invests in common stock through the Plan. IRA contributions and rollovers do not count against a participant’s $250,000 annual investment limitation. There is an annual maintenance fee of forty-five dollars ($45.00) charged by the IRA and Coverdell Education Saving Account Trustee, which we will pay for the first calendar year in which you participate. In all subsequent years, twenty- five dollars ($25.00) of this annual fee will be charged to you, with the balance paid by us.

•	Full Investment. Full investment of your funds is possible because any initial investment and optional cash investments will be used to buy whole and fractional shares. In addition, the full dividend earned on your shares (up to the first 100,000 shares you own), including fractional shares, will be reinvested or paid out as you designate.

•	Safekeeping of Certificates. Shares purchased through the Plan for which you request certificates to be issued will be held by the Administrator for safekeeping. You may also deposit any Aqua America, or previously named Philadelphia Suburban Corporation, stock certificates that you hold for safekeeping, at no charge.

•	Transaction Reporting. You will receive a statement following each transaction showing the details of, and your share balance in, your Plan account.

•	Internet Account Access. You can also enroll in the Plan and access your Plan account through the Internet at the Administrator’s web site, www.computershare.com/investor, at any time. In addition, you can authorize one-time initial and subsequent optional cash investments or establish recurring automatic withdrawals from your U.S. bank account.

ADMINISTRATION

Computershare Trust Company, N.A., administers the Plan and acts as Agent for the participants. Computershare, Inc. acts as service agent to Computershare Trust Company, N.A. in performing certain services for the Plan. These companies purchase and retain shares of our common stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

For information about the Plan, you can contact the Administrator by calling toll-free:

Computershare Trust
Company, N.A.	800-205-8314
Outside the United
States call collect:	781-575-3100
web site address:	www.computershare.com/investor

All written correspondence and optional cash investments submitted without a proper investment coupon, should be submitted to:

By mail:	Computershare Trust Company, N.A.
Attn.: Aqua America, Inc. Dividend Reinvestment
and Direct Stock Purchase Plan
P.O. Box 30170
College Station, TX 77842-3170

By courier:	Computershare Trust Company, N.A.
Attn.: Aqua America, Inc. Dividend Reinvestment
and Direct Stock Purchase Plan
211 Quality Circle
College Station, TX 77845

You can contact the Aqua America, Inc. IRA Program Administrator by calling toll free 1-800-597-7736. All written correspondence concerning the IRA Program, should be submitted to:

By mail:	The IRA Program
C/O Computershare Trust Company, N.A.
P.O. Box 2175
Milwaukee, WI 53201-2175

By courier:	The IRA Program
C/O Computershare Trust Company, N.A.
Attn.: Aqua America, Inc. IRA
803 W. Michigan Street
Milwaukee, WI 53233-2301

Make checks payable to “Computershare-Aqua America” in U.S. dollars and drawn on a U.S. bank. The Administrator will not accept cash, traveler’s checks, money orders or third party checks for optional cash investments. Please use the cash investment form at the bottom of your statement.

INTERNET ACCESS

You can also obtain information about your account via the Internet at the Administrator’s web site, www.computershare.com/investor. At the web site, through account access, you can access your share balance, enroll in the Plan, purchase shares (either as a one-time online bank debit or by recurring automatic monthly withdrawals from your U.S. bank account), sell shares, request a stock certificate, change dividend payment options and obtain online forms. To obtain access, click Register Now, fill in the required information, accept the Terms & Conditions and select a User ID and password.

PARTICIPATION AND ENROLLMENT

If you already own at least 5 shares of our common stock, you are eligible to participate in the Plan.

•	If your shares are registered in your name, you can enroll in the Plan through the Internet at the Administrator’s web site, www.computershare.com/investor, or you can fill out the Enrollment Form and return it to the Administrator.

•	If your shares are registered in a nominee name but you wish to participate in the Plan you should instruct your bank, broker or other nominee to have some or all of your shares registered in your name. Simply instruct your bank, broker or other nominee to transfer at least 5 of your shares of our common stock electronically through the Direct Registration System from your brokerage account to a new book-entry account at the Administrator. Please contact your bank, broker or other nominee for more information. Once at least 5 of your shares of our common stock are moved from your brokerage account to a new book-entry account registered in your name with the Administrator, you may then participate in the Plan by enrolling in the Plan as set forth above. Alternatively, you may instruct your bank, broker or other nominee to arrange to have a paper stock certificate issued to you for at least 5 of your shares of our common stock. Once at least 5 shares are registered in your name, you may participate in the Plan by enrolling in the Plan as set forth above. If the shares that you hold are in certificated form, you can deposit these certificated shares in your Plan account for safekeeping. In each instance, any fees or charges assessed by your bank or broker are your responsibility and will not be paid by us.

•	If your shares are held through our retirement plans or any of our other employee benefit plans (each, an “employee benefit plan”) that participate in the Plan, your participation in the Plan will be through the administrator or trustee of the applicable employee benefit plan and you will be limited to the automatic dividend reinvestment feature of the Plan only. Please contact the administrator or trustee of the employee benefit plan to determine if the plan participates in the Plan. Your participation in the Plan will be subject to the terms and conditions of the applicable employee benefit plan and the administrator or trustee of such plan.

If you do not own any shares of our common stock, or if you wish to establish a separate account, you can go to the Administrator’s web site, www.computershare.com/investor, and follow the instructions provided. You may enroll in the Plan by authorizing a one-time online bank debit from your U.S. bank account for an initial investment of at least $500 or by establishing recurring automatic withdrawals from your U.S. bank account for a minimum of $50 per transaction for at least ten consecutive months. Automatic withdrawal is further described in the “Optional Cash Investments” section of this prospectus. You can also fill out the Initial Enrollment Form and return it to the Administrator. Enclose a check, in U.S. dollars, for at least $500 or, if you are an employee of Aqua America and wish to pay for your purchases through the withholding of compensation, fill out the Employee Enrollment Form provided to you by the Company. You can receive an Initial Enrollment Form by contacting the Administrator through the channels outlined in the “Administration” section of this prospectus. If you wish to make your initial investment through automatic withdrawals, you must agree to continue with the withdrawals until the $500 minimum initial investment is reached. Please note, such automatic withdrawals continue indefinitely beyond the initial investment until you notify the Administrator through the Internet, by telephone or in writing to stop such automatic withdrawals.

If you open an account for another person by transferring stock from your account, you must transfer a minimum of 5 shares into that account.

DIVIDEND REINVESTMENT

You may choose to reinvest all or a portion of the dividends paid on your first 100,000 shares of our common stock held in your Plan account or participating in the Plan through our employee benefit plans. Your dividends will be used to buy additional shares of our common stock at a discount between 0% and 5.0%, as designated from time to time by us prior to the purchase of the shares with the reinvested dividends, from the prevailing market price. You have the following options for your dividends:

•	Full Dividend Reinvestment. Your cash dividends received on shares you own up to 100,000 shares will be used to buy additional shares for you.

•	Partial Dividends Paid in Cash. If you do not want full dividend reinvestment, select a lower number of full shares on which you want your dividends to be paid in cash. The balance of your dividends will be reinvested.

•	All Dividends Paid in Cash (no dividend reinvestment). Your dividends on all of your shares will be paid in cash.

If you do not indicate which reinvestment option you want on the enrollment form, you will be automatically enrolled in full dividend reinvestment.

You may change your reinvestment option at any time by completing and returning a new Enrollment Form (which can be obtained by contacting the Administrator), by accessing your Plan account through the Internet at the Administrator’s web site, www.computershare.com/investor, by calling the Administrator at 1-800-205-8314 or by providing written instructions to the Administrator. Dividends will be reinvested or paid on cash in accordance with your most recent instructions received by the Administrator prior to the dividend record date applicable to such dividend.

The 100,000 share reinvestment limitation does not apply to our employee benefit plans.

ELECTRONIC DEPOSIT OF CASH DIVIDENDS

If you are receiving all or a portion of your dividends in cash, you may have them electronically deposited into your U.S. bank account by completing an Authorization for Electronic Direct Deposit Form or by mailing a voided check or deposit slip to the Administrator. Contact the Administrator to receive an Authorization for Electronic Direct Deposit Form. You may also authorize electronic deposit through the Internet at the Administrator’s web site, www.computershare.com/investor. This feature may be changed or discontinued at any time by notifying the Administrator. If you change your U.S. bank account and fail to notify the Administrator of the change, a check for your dividends will be issued and mailed only after the funds have been returned from the receiving bank.

OPTIONAL CASH INVESTMENTS

Participants in the Plan may buy additional shares of our common stock at any time by investing at least $50. Your total optional cash investment may not exceed $250,000 in a calendar year. Interest will not be paid on amounts held pending investment. Optional cash investments may be made by:

•	One-time online bank debit. At any time, you may make optional cash investments by going to the Administrator’s web site, www.computershare.com/investor, and authorizing a one-time online bank debit from your U.S. bank account. One-time online optional cash investment funds will be held by the Administrator for three banking business days before they are invested. Please refer to the online confirmation for your bank account debit date and investment date. In the event that a one-time online bank debit is not honored for any reason, the Administrator will consider the request for the investment of that money null and void and shall immediately remove from the participant’s account the shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant’s account. The Administrator will then be entitled to sell those shares to satisfy the balance of such uncollected amounts. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator will be entitled to sell additional shares from the participant’s account to satisfy the uncollected balance.

•	Check. Mail your check with the cash investment form from the bottom of your account statement to the address on the cash investment form. Do not send cash, traveler’s checks, money orders or third party checks. All checks should be in U.S. funds and drawn from a U.S. bank. All payments should be made payable to “Computershare-Aqua America”. In the event that a check is returned unpaid for any reason to the Administrator by the bank on which it is drawn, the Administrator will consider the request for investment of that money null and void and shall immediately remove from the participant’s account the shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant’s account. The Administrator will then be entitled to sell those shares to satisfy any collected balance. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator will be entitled to sell additional shares from the participant’s account to satisfy the uncollected balance.

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Recurring automatic withdrawals from a U.S. bank account. You can establish recurring automatic withdrawals through the Internet at the Administrator’s web site, www.computershare.com/investor, or by filling out a Direct Debit Authorization Form for automatic withdrawals. You can receive a Direct Debit Authorization Form by contacting the Administrator through the channels outlined in the “Administration” section of this prospectus. All automatic withdrawal enrollment information must be received at least 30 days prior to the first debit date. Funds will be deducted from your bank account on the first business day of each month. If this date falls on a bank holiday, or non-business day, funds may be deducted on the next business day. These funds may be commingled with other optional cash investments. All funds automatically withdrawn from your bank account will be invested on the next optional cash investment date. Automatic withdrawals will continue at the level you set until you instruct the Administrator otherwise. You can change or stop automatic withdrawals by accessing your Plan account through the Internet at the Administrator’s web site, www.computershare.com/investor, by calling the Administrator at 1-800-205-8314, by completing and returning a new Direct Debit Authorization Form or by giving written instructions to the Administrator. You must contact the Administrator at least 7 business days prior to the debit date to change or terminate automatic withdrawal. In the event that an automatic withdrawal is not honored for any reason, the Administrator will consider the request for investment of that money null and void and shall immediately remove from the participant’s account the shares, if any, purchased upon the prior credit of such money. A fee of $25 will also be assessed against the participant’s account. The Administrator will then be entitled to sell those shares to satisfy any uncollected balance. If the net proceeds of the sale of those shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator will be entitled to sell additional shares from the participant’s account to satisfy the uncollected balance. Employees of Aqua America who wish to pay for their investment by having a portion of their compensation withheld and applied to the investment should complete the Employee Enrollment Form provided by the Company.

PURCHASE AND SOURCE OF SHARES

Shares of our common stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by us. We will pay transaction fees and per share fees (which will include any brokerage commissions the Administrator is required to pay) incurred for the purchase of shares. The Administrator will invest your funds for the optional cash investments as promptly as practicable, at least once each week. However, funds automatically withdrawn from your U.S. bank account will be invested as specified above in “Optional Cash Investments – By automatic recurring withdrawals from a U.S. bank account.” Funds may not be returned once they have been submitted to the Administrator. In the unlikely event that, due to unusual market conditions, the Administrator is unable to purchase shares of our common stock within 30 days (in the case of reinvested dividends) or within 35 days after receipt (in the case of cash investments), the funds will be returned to you by check. No interest will be paid on funds held by the Administrator pending investment. All dividends will be invested independently from optional cash investments. Please note that you will not be able to direct the Administrator to purchase shares at a specific time or at a specific price or through a specific broker or dealer.

PRICE OF SHARES

Open market purchases for initial, optional and IRA investments will be at a price equal to 100% of the weighted average per share price of shares purchased by the Administrator to satisfy Plan requirements. If the Administrator purchases shares to meet the dividend reinvestment requirement in the open market, your price per share will be 95% to 100% of the weighted average price of shares purchased, as designated from time to time by us prior to the purchase of the shares with the reinvested dividends. We will pay all transaction fees and per share fees in connection with open market purchases.

For original issue or treasury shares purchased from Aqua America for initial, optional and IRA investments (including investments made by employees through compensation withholding), the price per share will be 100% of the average of the daily high and low trading prices quoted on The New York Stock Exchange on the day of purchase (the investment date).

For original issue or treasury shares purchased from Aqua America to meet the dividend reinvestment requirement under the Plan, the price per share will be 95% to 100% of the average of the daily high and low trading prices quoted on The New York Stock Exchange for the five trading days preceding the dividend payment date, as designated from time to time by us prior to the dividend payment date.

The discount between 0% and 5.0% on the shares purchased or issued to meet the dividend reinvestment requirement will be designated by us in our sole discretion prior to the purchase or issuance of such shares. We reserve the right to change, reduce or discontinue any discount at any time without notice. We will provide the Administrator with notice of the applicable discount and any change in such discount. Please contact the Administrator with any questions about the discount then in effect. We may also provide notice on our website, but have no obligation to do so. As of the date of this prospectus, the discount is 5.0%.

SALE OF SHARES

You can sell some or all of the shares held in your Plan account by contacting the Administrator. You have choices when making a sale, depending on how you submit your sale request, as follows:

•	Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Centre or by calling the Administrator directly at 1-800-205-8314. Market order sale requests received at www.computershare.com/investor through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by the Administrator’s broker, less applicable fees. The Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Administrator directly at 1-800-205-8314. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request. For a market order sale, you will be charged a transaction fee of $25, plus $0.12 per share.

•	Batch Order: A batch order is an accumulation of all sales requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Batch order sales may only be submitted in writing. All sales requests received in writing will be submitted as batch order sales, including sale requests for IRA Plan accounts and Coverdell Education Savings Accounts, will be submitted as batch order sale. The Administrator will cause your shares to be sold on the open market within five business days of receipt of your request. To maximize cost savings for batch order sale requests, the Administrator will seek to sell shares in round lot transactions. For this purpose the Administrator may combine each selling Plan participant’s shares with those of other selling Plan participants. In every case of a batch order sale, the price to each selling Plan, participant shall be the weighted average sale price obtained by the Administrator’s broker for each aggregate order placed by the Administrator and executed by the broker, less applicable fees. For a batch order sale, you will be charged a transaction fee of $15, plus $0.12 per share.

•	Day Limit Order: A day limit order is an order to sell shares of our common stock when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed aftermarket hours, the next day the market is open). Depending on the number of shares of our common stock being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Administrator at its sole discretion or, if the Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Administrator directly at 1-800-205-8314. For a day limit order sale, you will be charged a transaction fee of $25, plus $0.12 per share.

Good-Til-Cancelled (“GTC”) Limit Order: A GTC limit order is an order to sell shares of our common stock when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If an order remains open for more than one day during which the market is open, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Administrator at its sole discretion or, if the Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Administrator directly at 1-800-205-8314. For a GTC limit order sale, you will be charged a transaction fee of $25, plus $0.12 per share

General: All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. All per share fees include any brokerage commissions the Administrator is required to pay. Fees are deducted from the proceeds derived from the sale. The Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Administrator to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours of after your sale transaction has settled.

The Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold, and no one, other than the Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.

If you elect to sell shares online at www.computershare.com/investor, you may utilize the Administrator’s international currency exchange service to convert the sale proceeds to your local currency prior to being sent to you. Receiving sales proceeds in a local currency and having your check drawn on a local bank avoids the timely and costly “collection” process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which you must agree to online. We are not responsible for any costs or fees associated with your use of this service.

If your holdings in any account fall below 5 shares, the Administrator may close that account out of the Plan as described in the “Minimum Account” section of this prospectus.

INDIVIDUAL RETIREMENT ACCOUNTS (“IRA”)

You may establish a Traditional IRA, Roth IRA or Coverdell Education Savings Account of our common stock by returning completed Enrollment Forms together with your contribution to the IRA and Coverdell Education Savings Account Trustee. If you are already a shareholder of at least 5 shares, you may open an IRA or Coverdell Education Savings Account with as little as $50. If you are not a shareholder, the minimum contribution to open an account is $500.

You may also open an IRA or Coverdell Education Savings Account to receive a cash rollover or a transfer of Aqua America shares from another IRA or qualified retirement plan. The IRA and Coverdell Savings Account Trustee will invest the cash rollovers into shares of our common stock.

There is an annual maintenance fee of $45.00 charged by the IRA and Coverdell Education Savings Account Trustee, which we will pay for the first calendar year in which you participate. In all subsequent years, twenty- five dollars ($25.00) of this annual fee will be charged to you, with the balance paid by us.

IRA and Coverdell Education Savings Account contributions and rollovers will not count against the $250,000 maximum investment limit under the Plan.

If you are interested in opening a Traditional IRA, Roth IRA or Coverdell Education Savings Account, you may obtain the enrollment and a disclosure statement from Computershare Trust Company, N.A., which will administer the IRA and Coverdell Education Savings Account. For information, call the Computershare IRA Department at its toll-free number, 1-800-597-7736.

SAFEKEEPING OF CERTIFICATES AND BOOK ENTRY

For your convenience, shares purchased under the Plan will be maintained by the Administrator in your name in book-entry form. You may, however, request a stock certificate, free of charge, by accessing your Plan account through the Internet at the Administrator’s web site, www.computershare.com/investor, by calling the Administrator at 1-800-205-8314 or by providing written instructions to the Administrator.

If you are holding certificates for Aqua America, Inc., or previously named Philadelphia Suburban Corporation common stock, you may use the Plan’s “safekeeping” service to deposit those stock certificates at no cost. Safekeeping protects your shares against loss, theft or accidental destruction and provides a convenient way for you to keep track of your shares. Only shares held in safekeeping or in book-entry form may be sold through the Plan.

To use the safekeeping service, send your certificates to the Administrator at the address listed on page 4 of this prospectus by registered or certified mail, with a return receipt requested or some other form of traceable mail, and properly insured. YOU SHOULD NOT ENDORSE THE STOCK CERTIFICATE BEFORE YOU SEND IT IN.

TRACKING YOUR INVESTMENT

The Administrator will send a statement confirming the details of each transaction you make. For market order transactions, the time of sale will be provided. If you continue to be enrolled in the Plan, but have no transactions, the Administrator will mail you an annual statement reflecting your holdings. For shares acquired in the Plan after January 1, 2011, specific cost basis information will be included in your statement in accordance with applicable law.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes. A $20 flat fee per year requested will be charged for all prior year duplicate statement requests.

You may also view year-to-date transaction activity in your Plan account for the current year, as well as activity in prior years, by accessing your Plan account through the Internet at the Administrator’s web site, www.computershare.com/investor.

OBTAINING A STOCK CERTIFICATE

To obtain a stock certificate for all or a portion of your full shares, you can contact the Administrator by accessing your Plan account through the Internet at the Administrator’s web site, www.computershare.com/investor, by calling the Administrator at 1-800-205-8314, by making a written request of the Administrator or by completing the transaction form at the bottom of your statement and submitting it to the Administrator. The certificate will be issued at no cost to you. No fractional shares of common stock will be issued; instead, the then-current market value of any fractional share sold, less any transaction fees and per share fees, will be paid in cash.

If you want the certificate issued in a name other than your Plan account registration, the Administrator may require you to have your signature guaranteed by a financial institution in the Medallion Guarantee program.

TRANSFERS

You may transfer or give our common stock to anyone you choose by:

•	Making an initial $500 cash investment to establish a new account in the recipient’s name; or

•	Making an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $50 nor more than $250,000 in one calendar year; or

•	Transferring at least 5 shares from your account to the recipient.

If you would like transfer instructions please visit the Administrator’s Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.

DIVIDEND PAYMENT AND RECORD DATES

Normal dividend payment dates are expected to be on the first day of March, June, September and December. The record date usually precedes the dividend payment date by 10 business days.

In order to be the owner of record and eligible to receive the quarterly dividend, your shares must have been purchased and the transaction settled three trading days prior to the record date (the ex-dividend date). We can give no guarantee whatsoever that we will declare dividends in the future.

TERMINATION OF PARTICIPATION

If you wish to stop reinvesting your dividends or to stop automatic monthly investments, please use the transaction form attached to your statement or contact the Administrator by accessing your Plan account through the Internet at the Administrator’s web site, www.computershare.com/investor, by calling the Administrator at 1-800-205-8314 or by providing written instructions to the Administrator.

In the event you have been reinvesting your dividends and your notice of termination is received by the Administrator near a record date for a dividend payment, the Administrator, in its sole discretion, may either distribute that dividend in cash or reinvest it in shares on your behalf. In the event the dividend is reinvested, the Administrator will process your withdrawal from the Plan as soon as practicable, but in no event later than five business days after the purchase is completed.

MINIMUM ACCOUNT

After you have made your initial contribution of $500 by automatic withdrawals, check or one-time online bank debit, or had at least 5 shares transferred into an account registered in your name under the Plan, you must, at all times you are enrolled in the Plan, keep a minimum number of 5 shares of our common stock in your account. If you keep less than 5 shares in your account, the Administrator will code the account for future dividends to be paid in cash.

COSTS

We pay for all transaction fees and per share fees (which include any brokerage commissions the Administrator is required to pay) associated with the reinvestment of dividends and the making of optional cash investments.

For each batch order sale of whole shares from your Plan account, you will be charged a $15.00 transaction fee and a per share fee of $0.12.

For each market order sale of whole shares from your Plan account, you will be charged a $25.00 transaction fee and a per share fee of $0.12.

For each limit order sale of whole shares from your Plan account, you will be charged a $25.00 transaction fee and a per share fee of $0.12.

For each GTC limit order sale of whole shares from your Plan account, you will be charged a $25.00 transaction fee and a per share fee of $0.12.

All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00.

There is an annual maintenance fee of $45.00 charged by the IRA and Coverdell Education Savings Account Trustee, which we will pay for the first calendar year in which you participate. In all subsequent years, twenty-five dollars ($25.00) of this annual fee will be charged to you, with the balance of the annual fee paid by us. Fees are collected by the Administrator from your account.

TAXES

All dividends paid to you – whether or not they are reinvested – are considered taxable income to you in the year they are paid. The total amount will be reported to you, and to the Internal Revenue Service, shortly after the close of each year. If you are reinvesting your dividends, the value of the applicable discount from the purchase price of the shares (the calculated fair market value) will also be reported as taxable income.

If you are an employee of Aqua America and are paying for shares by having compensation withheld, the amounts withheld will be subject to taxation as ordinary income on the same basis as the portion of your compensation that is not withheld.

All shares of stock that are sold through the Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

In addition, the Internal Revenue Service may require that any per share fees (which include any brokerage commissions the Administrator is required to pay incurred in the purchase of shares and paid by us on your behalf be treated as dividend income to you, in which case such amounts can be included in your cost basis of shares purchased.

Be sure to keep your statements of account for income tax purposes. A fee of $20.00 per year requested may be incurred to furnish historical information. If you have questions about the tax basis of any transactions, please consult your own tax advisor.

VOTING

We will forward to you, either electronically or by mail based on your preference, a proxy for shares of our common stock for which you hold certificates and shares of our common stock credited to your Plan account. The Administrator shall not vote shares of our common stock that it holds for your Plan account except as directed by you.

HANDLING OF STOCK SPLITS AND OTHER DISTRIBUTIONS

In the event we issue a stock dividend or declare a stock split, your Plan account will be adjusted to reflect the receipt of shares paid or distributed. Any stock dividend or stock split shares of our common stock issued with respect to both certificated and book-entry (whole and fractional) shares will be credited automatically to your Plan account in book-entry form.

In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total registered holdings (the shares held in the Plan and outside of the Plan). A single set of materials will be distributed that will allow you to exercise your rights.

CHANGES TO THE PLAN

We may add to or modify the Plan at any time. Similarly, we may, at any time, waive, suspend or terminate the Plan, or any provision of the Plan. We will send you written notice of any significant changes, suspensions or termination. The current prospectus is filed with the SEC and available on our website at http://ir.aquaamerica.com/downloads/prospectus2014.pdf and modifications to the Plan will be reflected in an updated prospectus on our website.

Any modification made to, or waiver, suspension or termination of, the Plan will apply to a participant’s holdings in the Plan at the time the modification, waiver, suspension or termination becomes effective and to transactions occurring thereafter, regardless of when or how the shares were acquired. However, any modification, waiver, suspension or termination of the Plan will not affect your rights as a shareholder in any way, and any book-entry shares you own will continue to be credited to your account with the Administrator unless you specifically request otherwise.

We and the Administrator reserve the right to change any administrative procedure of the Plan.

INTERPRETATION OF THE PLAN

We may interpret and regulate the Plan as deemed necessary or desirable in connection with the operation of the Plan and resolve questions or ambiguities concerning the various provisions of the Plan.

RESPONSIBILITIES OF AQUA AMERICA AND THE ADMINISTRATOR

Neither we nor the Administrator shall be liable for any act performed in good-faith or for any good-faith omission to act, including, without limitation, any claims or liability: (a) for failure to terminate your account upon your death prior to receiving written notice of such death or (b) with respect to the prices at which shares of our common stock are purchased or sold for your Plan account and the times when such purchases or sales are made or (c) for any fluctuation in the market value after purchases or sale of shares of our common stock.

Neither we nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

USE OF PROCEEDS

The proceeds from the sale of newly-issued or treasury shares offered by us will be used for general corporate purposes. All other shares of common stock acquired under the Plan will be purchased in the open market, not from us, and we will not receive any proceeds from such purchases.

EXPERTS

Our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ballard Spahr LLP, our outside counsel, has given its opinion regarding the validity of the common stock covered by this prospectus.

ANTIDILUTION PROVISION

The aggregate number of shares of common stock registered for issuance and purchase under the Plan, as provided in the Registration Statement, of which this prospectus forms a part, the maximum number of shares that may be purchased by a participant and the calculation of the purchase price per share may be appropriately adjusted by us to reflect any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, if effected without receipt of consideration by us.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained by mail at prescribed rates from the public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain our SEC fi lings from the SEC’s web site at www.sec.gov or from our web site at http://ir.aquaamerica.com/.

This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC to register the stock offered under the Plan. As allowed by SEC rules, this prospectus does not contain all information you can find in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and later information fi led with the SEC will update and supersede this information. Any statement so updated or superseded shall not be deemed, except as so updated or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future fi lings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is completed.

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, including portions of our 2013 Annual Report to Shareholders and our definitive Proxy Statement for our 2014 Annual Meeting of Shareholders incorporated therein by reference;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•	Our Current Report on Form 8-K filed with the SEC on May 12, 2014; and

•	The description of our common stock set forth in our Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of any documents that we incorporate by reference at no cost by telephoning 1-610-527-8000 or writing us at the following address:

Aqua America, Inc.

Investor Relations

762 W. Lancaster Avenue

Bryn Mawr, PA 19010

You should rely only on the information contained or incorporated by reference into this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in the prospectus or incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses payable by the Registrant in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$18,532
Printing and Engraving	3,000
Accounting fees and expenses	10,000
Legal fees and expenses	10,000
Miscellaneous	2,468

Total	$44,000

ITEM 15.	Indemnification of Directors and Officers.

The Registrant is a Pennsylvania corporation. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), provide that, unless otherwise restricted in its bylaws, a business corporation may indemnify directors and officers against liabilities they may incur as such, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL requires a business corporation to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This Section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of liability or responsibility under a criminal statute. Section 4.01 of the Registrant’s bylaws limits the liability of any director of the Registrant to the fullest extent permitted by Section 1713 of the PBCL.

Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of the Registrant’s bylaws provides indemnification of directors, officers and other agents of the Registrant, which is broader than the indemnification permitted by Section 1741 of the PBCL and pursuant to the authority of Section 1746 of the PBCL.

Article VII of the Registrant’s bylaws provides, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer of the Registrant, or any other person designated by the board of directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the PBCL which authorizes indemnification only of expenses incurred in defending and in settlement of a derivative action. In addition, Article VII of the bylaws also allows indemnification for punitive damages and liabilities incurred under the federal securities laws.

Unlike the provisions of PBCL Sections 1741 and 1742, Article VII does not require the Registrant to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 or 1742 of the PBCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Registrant as long as indemnification is not prohibited by law. To the extent indemnification is permitted only for a portion of a liability, the bylaw provisions require the Registrant to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the bylaws require the Registrant to make a contribution toward the liability. Indemnification rights under the bylaws do not depend upon the approval of any future board of directors.

Section 7.04 of the Registrant’s bylaws also authorizes the Registrant to further effect or secure its indemnification obligations by entering into indemnification agreements, maintaining insurance, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit, or using any other means that may be available from time to time. Section 1747 of the PBCL also enables a business corporation to purchase and maintain insurance on behalf of a person who is or was serving as a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity against any liability asserted against that representative in his capacity as such, whether or not the corporation would have the power to indemnify him against that liability under the PBCL. The Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Registrant.

ITEM 16.	Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index beginning on page S-1, which is incorporated herein by reference.

ITEM 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bryn Mawr, Commonwealth of Pennsylvania, on the 1st day of August, 2014.

AQUA AMERICA, INC.

By:	/s/ Nicholas DeBenedictis
Nicholas DeBenedictis
Chairman, President & Chief Executive Officer

Each person whose signature appears below hereby appoints David P. Smeltzer, Chief Financial Officer of Registrant, and Christopher P. Luning, Senior Vice President, General Counsel and Corporate Secretary of Registrant, and each of them acting individually, as his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments to this registration statement (including post-effective amendments and all other related documents) necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, as of August 1, 2014.

Signature	Title

/s/ Nicholas DeBenedictis Nicholas DeBenedictis	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David P. Smeltzer David P. Smeltzer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Robert A. Rubin Robert A. Rubin	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Michael L. Browne Michael L. Browne	Director

/s/ Richard H. Glanton Richard H. Glanton	Director

/s/ Lon R. Greenberg Lon R. Greenberg	Director

/s/ William P. Hankowsky William P. Hankowsky	Director

/s/ Wendell F. Holland Wendell F. Holland	Director

/s/ Ellen T. Ruff Ellen T. Ruff	Director

/s/ Andrew J. Sordoni, III Andrew J. Sordoni, III	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Aqua America, Inc., Amended and Restated Articles of Incorporation (filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on May 11, 2012 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Aqua America, Inc., effective as of May 10, 2012 (filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed on May 11, 2012 and incorporated herein by reference).

5	Opinion of Ballard Spahr LLP.*

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5 hereto).*

23.2	Consent of PricewaterhouseCoopers LLP.*

24	Powers of Attorney (included on signature pages hereto).

*	Filed herewith.